Exhibit 10.28.7

AMENDMENT TO

MACY’S, INC. PROFIT SHARING 401(k) INVESTMENT PLAN

The Macy’s, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended, effective as of April 1, 2011 and in order to change the name of the Plan, in the following respects.

1. The name of the Plan is amended to be the “Macy’s, Inc. 401(k) Retirement Investment Plan”.

2. Each reference contained in the Plan to the “Macy’s, Inc. Profit Sharing 401(k) Investment Plan”, other than when such reference is contained in Subsection 2.1.17 of the Plan, is amended to be a reference to the “Macy’s, Inc. 401(k) Retirement Investment Plan”.

3. Subsection 2.1.25 of the Plan is amended in its entirety to read as follows.

2.1.25 “Plan” means the plan set forth in this document and as it may be amended hereafter, which plan is named the Macy’s, Inc. 401(k) Retirement Investment Plan. (Prior to April 1, 2011, however and notwithstanding the foregoing, the “Plan” was named the Macy’s, Inc. Profit Sharing 401(k) Investment Plan. In order not to have the Plan incur unnecessary expenses in changing the name of the Plan on Plan communication and other materials that exist as of April 1, 2011, the Plan may still be called the Macy’s, Inc. Profit Sharing 401(k) Investment Plan in such Plan materials for a reasonable period after March 31, 2011, and when so used such name shall still be deemed to be referring to the Plan.) In addition, any reference to the “Plan” contained in this document also refers to all Prior Plans.

IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

MACY’S, INC.

By:	/s/ David W. Clark
Title:	EVP, Human Resources

Date:	3/3/2011

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